Sub-Item 77Q1(d)

Rights of shareholders described in documents listed previously in response to Item 77Q1(a).

Amended Exhibit B, amended August 21, 2008, to the Multi-Class Plan
Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and Exchange Commission on August 28, 2008
(Accession Number 0001145443-08-002494).